EXHIBIT 99
GIANT INDUSTRIES, INC.
NEWS RELEASE


Contact:  Mark B. Cox
          Vice President, Treasurer, & Chief Financial Officer
          Giant Industries, Inc.
          (480) 585-8888

FOR IMMEDIATE RELEASE

May 6, 2003

               GIANT INDUSTRIES, INC. ANNOUNCES IMPROVED
                    FIRST QUARTER 2003 EARNINGS

Scottsdale, Arizona, May 6, 2003 - Giant Industries, Inc. [NYSE: GI] today reported net earnings for the first quarter ended March 31, 2003 of $1.6 million or $0.19 per share. This compares to net earnings for the first quarter of 2002 of $123,000 or $0.01 per share. Earnings from continuing operations before recording the cumulative effect of a new accounting standard related to asset retirement obligations were $2.3 million, or $0.26 per share, for the first quarter ended March 31, 2003.

Fred Holliger, Giant's Chief Executive Officer, said, "We are pleased to report our best first quarter operating earnings in the last ten years, which were achieved in a period of extreme volatility for our refining business unit. Refining margins at our Four Corners refineries improved from the prior year level and Yorktown posted the strongest margins that we've seen since we acquired the facility in May 2002. Our retail operations also had a significant improvement in operating earnings of $1.7 million in the quarter compared to the first quarter of 2002. The earnings improvement was primarily due to improved gasoline and merchandise margins, continued tight control on operating costs and the elimination of non-strategic stores. Phoenix Fuel's operating earnings also improved in the first quarter as a result of higher wholesale fuel volumes."

"Net cash flow from operations was approximately $33 million in the first quarter. In addition, we also completed the sale of approximately $2.6 million of non-strategic assets in the quarter bringing our total asset sales to approximately $22 million since I announced our plan to divest non-strategic assets in May of last year. We reduced our debt by approximately $13.3 million during the quarter, as we retired approximately $3.3 million of our term loan and reduced the outstanding balance on our working capital line from $25 million to $15 million. We also increased our cash position at quarter-end to $23.4 million up from $10.2 million at year-end."

"We continue to pursue the sale of approximately $20 - $30 million of non-strategic assets to further our goal of continued debt reduction. While the weak economy and tight financial markets have slowed, or in a few specific cases, resulted in potential transactions being cancelled, we are making progress and remain optimistic that we will reach our goal before year-end."

Holliger continued, "We believe that the refining fundamentals continue to look attractive throughout the next several months. As we head into the summer driving season, gasoline inventories are low compared to where they are normally this time of year. Distillate inventories are also near historic lows for this time of year. In our retail area, fuel margins remain strong and fuel volumes are increasing as we approach what is normally retail's peak season. Phoenix Fuel has been seeing good growth in both wholesale and cardlock volumes."

On April 28, 2003, a large transformer failure disrupted operations at the electric generation plant that supplies Giant's Yorktown refinery. As a result, the refinery suffered a complete loss of power and shutdown of all processing units. Processing and auxiliary units are being repaired and brought on line. The refinery is expected to return to full capacity of approximately 62,000 barrels per day in the next few days. Although the impact is not believed to be material to the Company's overall operations, the Company anticipates that the refinery outage will adversely impact earnings in the second quarter.

Giant's senior management will hold a conference call at 2:00 p.m. EDT (11:00 a.m. MDT) on May 6, 2003 to discuss this earnings release and provide an update on company operations. The conference call will be broadcast live on the company's website at www.giant.com.

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Farmington, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports, a Travel Center on I-40 east of Gallup, and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent Company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to the: inability to attain expected debt reductions, continuation of the recent improvement in refining margins, continuation of the improvement experienced in Yorktown refinery operations, issues arising from the power outage at the Yorktown refinery, the ability to complete targeted, non-strategic asset sales, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstance.

                      CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                        (Unaudited)

                                        (In thousands except shares and per share data)
                                                          Three Months Ended March 31,
--------------------------------------------------------------------------------------
                                                                   2003         2002
--------------------------------------------------------------------------------------
Net revenues                                                   $  490,524   $  186,436
Cost of products sold                                             418,208      141,311
--------------------------------------------------------------------------------------
Gross margin                                                       72,316       45,125
Operating expenses                                                 40,377       24,675
Depreciation and amortization                                       9,309        8,218
Selling, general and administrative expenses                        7,024        5,425
Net loss on disposal/write-down of assets                             410            4
--------------------------------------------------------------------------------------
Operating income                                                   15,196        6,803
Interest expense                                                  (10,159)      (6,003)
Amortization of financing costs                                    (1,192)        (208)
Interest and investment income                                         24           64
--------------------------------------------------------------------------------------
Earnings from continuing operations before income taxes             3,869          656
Provision for income taxes                                          1,603          265
--------------------------------------------------------------------------------------
Earnings from continuing operations before cumulative
  effect of change in accounting principle                          2,266          391
Discontinued operations, net of income tax provision
  (benefit) of $43 and $(179)                                          64         (268)
Cumulative effect of change in accounting principle
  net of income tax benefit of $469                                  (704)           -
--------------------------------------------------------------------------------------
Net earnings                                                   $    1,626   $      123
======================================================================================
Net earnings (loss) per common share:
   Basic
      Continuing operations                                    $     0.26   $     0.04
      Discontinued operations                                        0.01        (0.03)
      Cumulative effect of change in accounting principle           (0.08)           -
--------------------------------------------------------------------------------------
                                                               $     0.19   $     0.01
======================================================================================
   Assuming dilution
      Continuing operations                                    $     0.26   $     0.04
      Discontinued operations                                        0.01        (0.03)
      Cumulative effect of change in accounting principle           (0.08)           -
--------------------------------------------------------------------------------------
                                                               $     0.19   $     0.01
======================================================================================
Weighted average number of shares outstanding:
   Basic                                                        8,571,779    8,553,879
   Assuming dilution                                            8,614,640    8,571,722
======================================================================================

                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                      (Unaudited)
                                                             (In thousands)
--------------------------------------------------------------------------------------
                                                    March 31, 2003   December 31, 2002
--------------------------------------------------------------------------------------
Assets
Current assets                                         $  219,939        $  211,919
--------------------------------------------------------------------------------------
Property, plant and equipment                             660,548           649,861
   Less accumulated depreciation and amortization        (235,409)         (225,629)
--------------------------------------------------------------------------------------
                                                          425,139           424,232
Other assets                                               62,121            66,135
--------------------------------------------------------------------------------------
Total Assets                                           $  707,199        $  702,286
======================================================================================
Liabilities and Stockholders' Equity
Current liabilities                                    $  132,316        $  120,351
Long-term debt, net of current portion                    386,111           398,069
Deferred income taxes                                      38,553            37,612
Other liabilities                                          21,276            18,937
Stockholders' equity                                      128,943           127,317
--------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity             $  707,199        $  702,286
======================================================================================

Certain reclassifications have been made to the year 2002 financial statements to conform to classifications used in 2003. These reclassifications had no effect on reported earnings or stockholders' equity.

                                        OPERATING STATISTICS


                                          1 Qtr. 2003  4 Qtr. 2002  3 Qtr. 2002  2 Qtr. 2002  1 Qtr. 2002
---------------------------------------------------------------------------------------------------------
Refining
--------
Four Corners Operations:
Crude Oil/NGL Throughput (BPD)               31,146       32,389       30,902       33,144       33,785
Refinery Sourced Sales Barrels (BPD)         31,534       30,006       32,408       34,060       31,161
Avg. Crude Oil Costs ($/Bbl)               $  31.21     $  26.68     $  25.96     $  23.48     $  18.90
Refining Margins ($/Bbl)                   $   8.32     $   7.64     $   6.04     $   6.41     $   7.36
Retail Fuel Volumes Sold as a % of
  Four Corners Refinery's Sourced
    Sales Barrels                                36%          39%          41%          38%          41%

Yorktown Operations:(1)
Crude Oil/NGL Throughput (BPD)               56,256       61,629       54,677       53,563           --
Refinery Sourced Sales Barrels (BPD)         59,389       60,911       58,803       54,610           --
Avg. Crude Oil Costs ($/Bbl)               $  32.85     $  27.50     $  26.57     $  26.77           --
Refining Margins ($/Bbl)                   $   4.25     $   3.21     $   1.71     $   1.68           --

Retail(2)
------
Fuel Gallons Sold (000's)                    42,870       45,053       50,845       49,727       48,237
Fuel Margins ($/gal)                       $   0.14     $   0.15     $   0.14     $   0.16     $   0.13
Merchandise Sales ($ in 000's)             $ 30,934     $ 32,981     $ 38,069     $ 37,984     $ 32,837
Merchandise Margins                              31%          27%          28%          28%          28%
Number of Operating Units at End of Period      135          136          140          146          150

Phoenix Fuel
------------
Fuel Gallons Sold (000's)                   103,037       99,012       94,703       90,524       92,471
Fuel Margins ($/gal)                       $   0.05     $   0.06     $   0.05     $   0.05     $   0.05
Lubricant Sales ($ in 000's)               $  5,615     $  5,922     $  5,234     $  5,002     $  5,387
Lubricant Margins                                16%          17%          16%          18%          17%
---------------------------------------------------------------------------------------------------------

Operating Income (Loss) (in 000's)
----------------------------------
Refining  - Four Corners Operations        $  9,503     $  7,600     $  5,816     $  8,356     $  9,050
          - Yorktown Operations               8,358        2,696       (5,994)      (3,090)          --
Retail(2)                                     1,033          413        1,639        1,886         (689)
Phoenix Fuel                                  1,606        2,223        1,752        1,566        1,473
Corporate                                    (4,924)      (4,550)      (4,725)      (4,233)      (3,474)
Net gain (loss) on disposal/write-down
  of assets(2)                                 (273)       1,996        4,961       (1,059)          (4)
---------------------------------------------------------------------------------------------------------
Total(2)                                   $ 15,303     $ 10,378     $  3,449     $  3,426     $  6,356
=========================================================================================================

Capital Expenditures (in 000's)(3)
----------------------------------
Refining  - Four Corners Operations        $    341     $    344     $    547     $  4,170     $    890
          - Yorktown Operations               4,446        2,418          900          304           --
Retail                                          254          123          449          136          308
Phoenix Fuel                                    205          185           87           57          216
Corporate                                        26          137          248          553          918
---------------------------------------------------------------------------------------------------------
Total                                      $  5,272     $  3,207     $  2,231     $  5,220     $  2,332
=========================================================================================================
(1)  The Yorktown Refinery was purchased on May 14, 2002.
(2)  Includes discontinued operations.
(3)  Excludes Yorktown Refinery acquisition contingent payments of $3,986,000 made in the first quarter of 2003 and expenditures made for the acquisition of the Yorktown Refinery in the first and second quarters of 2002.

                                 Selected Financial Data

                                                     March 31, 2003       December 31, 2002
-------------------------------------------------------------------------------------------
Working Capital (In Millions)                            $   87,623           $   91,568
Current Ratio                                                1.66:1               1.76:1
Long-Term Debt As A Percent of Total Capital                   75.0%                75.8%
Net Debt As A Percent of Total Capital                         73.8%                75.3%
Book Value Per Share                                     $    15.04           $    14.85
Net cash provided by operating activities(4)             $   33,286           $   38,068

(4)  Net cash provided by operating activities for March 31, 2003 and December 31, 2002 is for three and twelve months, respectively.


              Share Price Data and Dividends (NYSE: GI)

                      High         Low        Close    Dividends
----------------------------------------------------------------
2003 1st Quarter     $  5.50     $  2.85     $  4.89     $   --
2002 4th Quarter     $  3.85     $  1.86     $  2.95     $   --
2002 3rd Quarter     $  8.13     $  3.15     $  3.75     $   --
2002 2nd Quarter     $ 12.55     $  7.50     $  8.00     $   --
2002 1st Quarter     $ 10.39     $  8.21     $ 10.30     $   --